                                                                    EXHIBIT 10.9

                           SECOND AMENDED AND RESTATED
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


         THIS SECOND AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "Agreement") by and among AXISTEL COMMUNICATIONS, INC., a Delaware corporation ("Employer"), eVENTURES GROUP, INC., a Delaware corporation ("eVentures") and SAMUEL L. LITWIN ("Employee") is made and entered into this 2nd day of October, 2000 (the "Execution Date"), effective as of September 7, 2000, provided that the Reorganization (as defined herein) is consummated and proper notice is given to Employee in accordance with this Agreement (the "Effective Date").

                                    RECITALS:

         WHEREAS, the Employer and Employee entered into that certain Employment and Noncompetition Agreement (the "Original Agreement") dated as of October 28, 1998 (the "Original Agreement Date");

         WHEREAS, the Employer and Employee entered into that certain Amended and Restated Employment and Noncompetition Agreement dated as of September 22, 1999 (the "Prior Agreement"), which entirely superseded the Original Agreement;

         WHEREAS, eVentures is undergoing an internal corporate reorganization (the "Reorganization") that will consolidate the operations of the Employer, e.Volve Technology Group, Inc. and Internet Global Services, Inc.;

         WHEREAS, pursuant to the Reorganization, the consolidation of the Employer will occur either through a merger of the Employer with and into an operating company ("Opco") that is a wholly-owned subsidiary of eVentures, or through the contribution of the Employer's capital stock to Opco; and

         WHEREAS, in connection with the consummation of the Reorganization, the Employer, eVentures and Employee desire to modify and clarify certain provisions of the Prior Agreement by amending and restating the Prior Agreement, which upon the effectiveness of this Agreement will be entirely superseded by this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, the parties hereto hereby agree as follows:

         1. EMPLOYMENT; DUTIES. Employee will serve as the Senior Vice President of Business Development and President of International Services of Employer and eVentures, reporting directly to the Senior Executive Vice President and Chief Operating Officer ("Chief Operating Officer") of Employer and eVentures, as applicable, and shall be responsible for the development of business relationships with foreign telecommunications organizations and governmental agencies for Employer and eVentures, and shall, consistent with his position, perform such other additional executive duties as may from time to time be assigned to him by the Chief Operating Officer of the Employer or eVentures, as applicable, or the Board of Directors of eVentures (the "Board") or such other person or entity designated by the Chief Operating Officer of the Employer or eVentures, as applicable, or the Board. Employee shall devote his full and undivided business time, attention and efforts to the Employer's and eVentures' business and to the performance of Employee's duties under this Agreement. Employee shall faithfully perform all duties assigned to him under this Agreement to the best of Employee's abilities. The Employer and eVentures covenant and agree that, during the Term (as hereinafter defined) hereof, the Employer or eVentures shall not relocate the principal office of the Employer to a geographical location outside of a 50 mile radius from the current office of the Employer and that Employee shall be allowed to perform his services under this Agreement at such principal office of the Employer.

         2. COMPENSATION. Employee acknowledges and agrees that as of the Execution Date, the Employer does not owe him any compensation (other than accrued and unpaid base salary through the Execution Date under the Prior Agreement) and that he is only entitled to the compensation set forth below for his services rendered hereunder after the date hereof.

                  (a) The Employee shall be entitled to receive from the Employer an annual salary ("Base Salary") of $180,000 as full compensation for all the services rendered by Employee during each fiscal year of the Term (as hereafter defined) of Employee's employment and paid in accordance with the customary payroll practices of Employer.

                  (b) For each fiscal year or portion thereof during the Term, Employee shall be eligible for discretionary bonuses payable by Employer on such terms and conditions, subject to such standards, as shall be determined, in good faith, from time to time in the discretion of the Board.

                  (c) Employee's compensation shall be reviewed at least annually by the Board and any appropriate increases may be made to the Base Salary in the sole discretion of the Board.

                  (d) The Employee shall be entitled to receive prompt reimbursement for all reasonable business and entertainment expenses incurred by him in performing services hereunder, provided that the Employee properly accounts therefor to the Board. The Employee shall obtain the approval of the Board prior to incurring any single expenditure in excess of $5,000.

                  (e) The Employee shall receive only such standard employment benefits as are available to general employees of Employer and eVentures, such as life, health, dental, and


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 2 short term and long term disability plans, and a policy for vacation, personal time off, and sick leave (collectively, the "Standard Benefit Plans").

                  (f) The Employee shall be entitled to reasonable vacation consistent with his position.

                  (g) Any payments or benefits to which the Employee may be entitled under this Section 2 in respect of any fiscal year during which the Employee is employed by Employer and eVentures for less than the entire such fiscal year shall, unless otherwise provided herein or in the applicable plan or arrangement, be prorated in accordance with the number of days in such fiscal year during which he is so employed.

         3. STOCK OPTIONS. On the Original Agreement Date, the Employer granted to Employee non-qualified stock options (the "Stock Options") to purchase 425,000 shares of Common Stock of eVentures. Such Stock Options were granted pursuant to eVentures' customary Stock Option Plan substantially in the form attached hereto as Exhibit A, together with the form of Stock Option Grant attached hereto as Exhibit B. Subject to ratification by the Board, the Stock Options shall, to the maximum extent permitted by the Internal Revenue Code, be classified as Incentive Stock Options pursuant to the terms of the Stock Option Plan. The exercise price for such Stock Options shall be $10.00 per share of Common Stock. The Stock Options granted hereunder shall vest as follows: (x) 141,166 shares (1/3) vested on September 21, 2000; (y) 141,67 shares (1/3) shall vest on September 21, 2001; and (z) 141,667 shares (1/3) shall vest on September 21, 2002; provided, however, any non-vested Stock Options shall vest in full upon the occurrence of (A) any Change of Control (as such term is defined in the Stock Option Plan) of eVentures, (B) any termination of Employee's employment hereunder without Cause pursuant to Section 5(d) below, or (C) the failure of Employer and eVentures to make a Qualifying Extension Offer (as hereafter defined) upon the expiration of the Term. Notwithstanding any provision of the Stock Option Plan or Stock Option Grant to the contrary, to the extent provisions contained therein are inconsistent or conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control. To the extent this Agreement does not specifically address an issue or term raised in the Stock Option Plan or Stock Option Grant, then the provisions and terms of the Stock Option Plan or Stock Option Grant will apply.

         4. EMPLOYMENT TERM. The term of Employee's employment hereunder commenced on September 22, 1999, and shall continue for twenty-four (24) months thereafter (for a Term ending September 21, 2001), unless earlier terminated in accordance with the terms of this Agreement (the "Term"). This Agreement may be renewed by mutual agreement of Employer, eVentures and Employee at the end of the Term for additional one (1) year periods. Upon the expiration of the initial Term, Employer and eVentures agree to offer to extend the Term for one (1) additional year (for a Term ending September 21, 2002) on substantially identical terms as set


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 3 forth herein at the Base Salary applicable at the time of expiration of the initial Term, but without a requirement for the issuance of any additional Stock Options to Employee (a "Qualifying Extension Offer").

         5. REASON FOR EMPLOYMENT TERMINATION. The Employee's employment hereunder may be terminated under the following circumstances:

                  (a) MUTUAL AGREEMENT. Termination by mutual agreement of the parties hereto.

                  (b) DEATH OR DISABILITY. Employment shall terminate upon the death or permanent disability of the Employee. For purposes of this Agreement, "Disability" occurs if the Employee is unable to perform duties on a full-time basis because of mental or physical incapacity, including, without limitation, alcoholism or drug abuse, which requires a leave of absence in excess of 90 days during any calendar year. In the event the Employee is a Qualified Individual with a Disability, as defined in the Americans with Disabilities Act, Employer and eVentures shall not terminate the Employee's employment hereunder if the Employee is able to perform the essential functions of the Employee's job with reasonable accommodation from Employer and eVentures.

                  (c) CAUSE. For purposes of this Agreement, Employer and eVentures shall have "Cause" to terminate the Employee's employment hereunder only upon:

                           (i) The willful and continued failure by the Employee
                  to substantially perform his duties as outlined hereunder after written demand for substantial performance is delivered by the Board;

                           (ii) The engaging by the Employee in criminal conduct
                  or conduct constituting moral turpitude that is materially injurious to Employer and/or eVentures, monetarily or otherwise;

                           (iii) The continued willful insubordination of the
                  Employee after written demand by the Board is delivered to the Employee specifically identifying the insubordination;

                           (iv) The embezzlement or misappropriation by the
                  Employee of the funds of Employer and/or eVentures;

                           (v) Acts of dishonesty or other intentional acts
                  (including any breach of the Employee's covenants contained in this Agreement or the Stockholders Agreement dated as of September 22, 1999 to which Employee and Employer are each parties) that cause material adverse harm to Employer and/or eVentures



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 4

                  (other than as a consequence of good faith decisions made by the Employee in the normal performance of the Employee's duties hereunder); and/or

                           (vi) Employee is convicted of a felony which carries
                  a minimum prison sentence upon conviction of one (1) year or longer.

                  (d) TERMINATION WITHOUT CAUSE. Notwithstanding any provisions of this Agreement to the contrary, Employer and eVentures may terminate the Employee's employment for any reason, or for no reason, other than those specified in the foregoing paragraphs (a), (b) or (c) at any time during the Term effective upon delivery of two (2) day's notice by Employer and eVentures.

                  (e) TERMINATION BY THE EMPLOYEE WITH NOTICE. The Employee may terminate this Agreement (voluntary resignation) at any time during the Term effective upon thirty (30) days written notice to the Board.

                  (f) TERMINATION UPON EXPIRATION OF TERM. Employment shall terminate upon expiration of the Term.

         6. COMPENSATION UPON TERMINATION. The Employee shall be entitled to the following compensation from Employer (in lieu of all other sums owed or payable to the Employee hereunder) upon the termination of employment during the Term of this Agreement.

                  (a) TERMINATION FOR CAUSE. In the event Employer and eVentures terminate Employee's employment hereunder for Cause during the Term of this Agreement, then Employee's employment hereunder shall immediately terminate, and Employee shall only receive the Base Salary prorated through the effective date of termination of Employee's employment.

                  (b) VOLUNTARY RESIGNATION. Notwithstanding anything contained in this Agreement to the contrary, Employee may resign and terminate Employee's employment hereunder subject only to the requirement that Employee shall provide Employer and eVentures with a minimum of thirty
         (30) days prior written notice. In such event, Employee shall only receive the unpaid Base Salary prorated through the effective date of Employee's resignation.

                  (c) DEATH. In the event of the death of Employee during the Term of this Agreement, this Agreement and Employee's employment hereunder shall terminate as of the date of the death of Employee, and his estate or personal representative shall be entitled to receive the unpaid Base Salary, prorated for the period of Employee's employment to the date of his death and a one time payment of $10,000.


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 5

                  (d) DISABILITY. If the Employee's employment is terminated as a result of Disability (as defined in Section 5 above), the Employee will continue to be provided long term disability benefits (if any) in accordance with Employer's then existing Standard Benefit Plan. In addition, Employer will pay to the Employee the remaining unpaid pro rata portion of the Base Salary through the date of Disability.

                  (e) PAYMENT UPON TERMINATION WITHOUT CAUSE OR BY FAILURE TO MAKE A QUALIFYING EXTENSION OFFER. In the event Employee's employment hereunder is terminated for reasons other than (x) for Cause, (y) as a result of the voluntary resignation of Employee or (z) as a result of Employee's death or Disability (i.e., termination without Cause), then, in such event, Employee shall be entitled to receive the Base Salary then in effect for the remainder of the Term hereunder. In addition, if, upon expiration of the Term on September 21, 2001, Employer and eVentures fail to make a Qualifying Extension Offer to Employee, then, in such event, Employee shall be entitled to receive the Base Salary then in effect for a period of six (6) months. In each instance, such payments shall be made at such times as if Employee's employment hereunder had not terminated. In addition, in the event of a termination of employment without Cause, the contractual restriction on Employee's ability to sell any shares of eVentures common stock set forth in the Registration Rights Agreement executed contemporaneously with the Prior Agreement among eVentures and certain of its stockholders shall terminate and cease to apply to Employee.

                  (f) SUSPENSION. Employer and eVentures shall have the right to suspend Employee with full pay and benefits for any period of time the Board of Directors of Employer or the Board, as applicable, deems necessary or appropriate to investigate Employee's conduct.

         7. COVENANT NOT TO COMPETE. During the Restricted Period (as defined below) (or such lesser period to the maximum extent permitted by applicable law), Employee agrees that Employee will not, directly or indirectly (including, without limitation, as a partner, shareholder, director, officer or employee of, or lender or consultant to, any other person, firm or other entity), in any capacity, within, into or from the Restricted Territory (as defined below) engage or cause others to engage in the business that eVentures, Employer and/or their subsidiaries or affiliates are engaged in at the time of termination, or any aspect thereof of (consisting, as of the date hereof, principally of the services described in eVentures' Disclosure Letter dated on or about the date of the Prior Agreement) (the "Business"), unless first authorized in writing by eVentures, which authorization may be withheld in the sole and absolute discretion of eVentures. For purposes of this Agreement, "Restricted Period" means the period of Employee's employment hereunder and the following applicable period after the date of termination of Employee's employment for the following reasons: (i) if Employee voluntarily resigns, a period equal to two (2) years after the date of such resignation; (ii) for any termination without Cause, the remaining Term of this


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 6

Agreement (i.e., the time period in which Employee is making payments under Section 6(e) above); (iii) as a result of Employer and eVentures failing to make a Qualifying Extension Offer, six (6) months after the date of termination (i.e., the time period in which Employer is making payments under Section 6(e) above); provided, at Employer's option, Employer may extend such payments for an additional six (6) month period in which event the Restricted Period shall be extended for such six (6) month additional period; (iv) for any termination with Cause, a period equal to three (3) years after the date of such termination; and
(v) for any other termination, including Employee's failure to accept a Qualifying Extension Offer at the end of the Term, a period of two (2) years after the date of termination or non-renewal. For purposes of this Agreement, the term "Restricted Territory" shall mean that the Business of Employer and eVentures has been initiated in any area of the world (or such lesser territory to the maximum extent permitted by applicable law). If Employee violates any obligations under this Section 7, then the time periods hereunder shall be extended by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminate. Any efforts made by Employee to consummate sales of services or goods for and on behalf of the Employer and eVentures to any competitors of Employer and eVentures during the term of this Agreement shall not violate the provisions of this Section 7.

         8. NONSOLICITATION. During the Employee's employment hereunder, and for a period of twenty-four (24) months from and after the date of termination of Employee's employment for any reason, except as set forth below (or such lesser period to the maximum extent permitted by applicable law), Employee agrees that Employee shall not, directly or indirectly, for himself or on behalf of, or in connection with, any person, firm or other entity other than Employer or eVentures, solicit or cause others to solicit (i) the business or patronage of any person, firm or other entity with whom Employer or eVentures has or had a business relationship (as a customer, supplier or otherwise) or with whom Employer or eVentures has proposed entering into a business relationship (as a customer, supplier or otherwise), or (ii) any person who, on the date hereof and on the date of termination of Employee's employment hereunder, was an employee or consultant of Employer or eVentures, or any of their subsidiaries or their affiliates, for employment or as an independent contractor with any person or entity, unless first authorized in writing by Employer or eVentures, as applicable, which authorization may be withheld in Employer's or eVentures' sole and absolute discretion; provided, however, that in the event Employee is terminated without Cause or he does not receive a Qualifying Extension Offer, the provisions of this Section 8 shall only apply for so long as Employer continues to pay Employee the applicable amounts specified in Section 6(e) above.

         9. CONFIDENTIALITY. In addition to Employee's obligations as a stockholder of Employer pursuant to that certain Stockholders Agreement dated as of the date of the Prior Agreement, by and among Employer and the stockholders of Employer, from and after the Execution Date, Employee shall not communicate or divulge to, or use for the benefit of, any


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 7 person, firm or other entity other than Employer or eVentures, any of the trade secrets, business and/or marketing plans, or any proprietary or confidential information with respect to Employer or eVentures, their subsidiaries or their affiliates, and their business, financial condition, business operations or methods or business prospects. The preceding sentence shall not apply to information which (i) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Employee in violation of this Agreement, or (ii) is required to be disclosed by law. Employee shall advise Employer and eVentures, in writing, of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, so that Employer or eVentures may, at their option, seek appropriate legal relief. Employee is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with Employer and eVentures. Employee will not disclose to Employer or eVentures, or use to induce Employer or eVentures to use, any proprietary information or trade secrets of others. Employee represents that he has returned all property and confidential information belonging to all prior employers.

         10. RETURN OF EMPLOYER PROPERTY. Immediately upon the expiration or earlier termination of this Agreement, Employee shall return to Employer or eVentures, as applicable, any and all property of Employer or eVentures, as applicable, including, but not limited to, all documents, agreements, schedules, statements, customer lists, supplier lists, plans, designs, parts and equipment, that is in the possession or control (direct or indirect) of Employee.

         11. SURVIVAL: REMEDIES; SEVERABILITY. Employee specifically acknowledges that (a) eVentures and Employer themselves or through one or more of their subsidiaries currently operates, or will operate following the Original Agreement Date, in the Restricted Territory; (b) eVentures and Employer themselves or through one or more of their subsidiaries or affiliates receives a significant amount of business from and throughout the Restricted Territory; (c) eVentures and Employer themselves or through one or more of their subsidiaries or affiliates, plans to expand operations within and throughout the Restricted Territory; and (d) the geographic restrictions contained in Section 7 hereof, and the length of time restrictions in Sections 7, 8 and 9 hereof are each necessary and reasonable and were negotiated between Employer and Employee. The restrictions and obligations set forth in Sections 7, 8, 9 and 10 hereof shall survive the expiration or termination of this Agreement. The parties hereto hereby acknowledge and agree that the restrictions and obligations set forth in Sections 7, 8, 9 and 10 hereof are reasonable and necessary, and that any violation thereof would result in substantial and irreparable injury to Employer and eVentures, and that Employer and/or eVentures may not have an adequate remedy at law with respect to any such violation. Accordingly, Employee agrees that, in the event of any actual or threatened violation thereof, Employer and/or eVentures shall have the right and privilege to (x) obtain, without the necessity of posting bond therefor, and in addition to any other remedies that may be available, equitable relief, including temporary and permanent injunctive relief, to cease or prevent any actual or threatened violation of any provision hereof and (y) cease paying Employee any amounts pursuant to the terms hereof, including, without limitation, the


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 8 payments provided in Section 6(e) above; provided, however, that in the event a final determination is made that either (x) Employee has not violated any of the terms hereof or (y) such violation has not resulted in damages to Employer or eVentures in excess of the withheld payments provided in Section 6(e) above ("Damages"), then Employer shall promptly pay to Employee such amounts that it withheld in excess of the aggregate of such Damages. Each and every provision set forth in Sections 7, 8, 9 and 10 hereof is independent and severable from the others, and no restriction will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. If any provision in this Agreement, including, without limitation, those in Sections 7, 8, 9 and 10 hereof is unenforceable for any reason whatsoever, that provision will be appropriately limited and reformed to the maximum extent provided by applicable law. If the scope of any restriction contained herein is too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent permitted by law so as to be judged reasonable and enforceable, and the parties agree that such scope may be modified by an arbitrator or judge in any proceeding to enforce this Agreement. This includes, without limitation, altering or enforcing only portions of the limits on activity restrictions, the geographic scope, and/or the duration of the restrictions unless to do so would be contrary to law or public policy.

         12. MISCELLANEOUS.

         (a) NOTICES. All notices or demands for performance required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or three (3) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

         If to Employer:

                  AxisTel Communications, Inc.
                  One Evertrust Plaza, 8th Floor
                  Jersey City, NJ  07302
                  Attn:  President

         If to eVentures:

                  eVentures Group, Inc.
                  300 Crescent Court, Suite 800
                  Dallas, TX  75201
                  Attn:  Thomas P. McMillin and Stuart J. Chasanoff


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 9

         If to Employee:

                  Samuel L. Litwin
                  3088 State Highway 27, Suite 200
                  Kendall Park, NY 08824


and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

         (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth herein, the provisions of this Agreement supersede any and all other agreements or understandings, whether oral or written, with respect to Employee's employment by Employer or eVentures, including without limitation, the Prior Agreement. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by the authorized representative or agent of each of the parties hereto.

         (c) REPLACEMENT OF "EMPLOYER" UNDER THIS AGREEMENT. Upon notice in accordance with this Agreement by the Employer or eVentures to the Employee of the consummation of the Reorganization and Opco's execution of a counterpart signature page to this Agreement, (i) Opco will (a) replace the Employer in this Agreement as the "Employer" for purposes of this Agreement, (b) assume the Employer's obligations under this Agreement with respect to the Employee and
(ii) except as modified in clause (i) above, all terms and provisions of this Agreement shall remain in full force and effect.

         (d) NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         (e) COUNTERPARTS. This Agreement may be executed by facsimile signature and in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         (f) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED AS TO VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE IN THAT STATE.


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 10

         (g) CONSTRUCTION. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that the respective legal counsel for the parties hereto have had the opportunity to review this document and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

         BOTH PARTIES HERETO HAVE READ THIS ENTIRE AGREEMENT CAREFULLY AND FULLY UNDERSTAND THE LIMITATIONS THAT THIS AGREEMENT IMPOSES UPON THEM AND ACKNOWLEDGE AND AGREE THAT THOSE LIMITATIONS ARE REASONABLE.

         (h) EFFECTIVENESS. This Agreement shall not be effective as of the Effective Date unless and until the Reorganization is consummated and proper notice is given to Employee in accordance with this Agreement.


                            [SIGNATURE PAGE FOLLOWS]



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 11

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                               EMPLOYER:

                               AXISTEL COMMUNICATIONS, INC.,
                               a Delaware corporation


                               By: /s/ Stuart J. Chasanoff
                                  ----------------------------------------------
                               Name:  Stuart J. Chasanoff
                               Title: Vice President and Secretary




                               EMPLOYEE:



                               /s/ Samuel L. Litwin
                               -------------------------------------------------
                               SAMUEL L. LITWIN



                               eVENTURES GROUP, INC.


                               By: /s/ Stuart J. Chasanoff
                                  ----------------------------------------------
                               Name:  Stuart J. Chasanoff
                               Title: Senior Vice President and General Counsel



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 12